                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 27, 2000



                          STRATUS SERVICES GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           Delaware                      001-15789              22-3499261
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission File No.)     (I.R.S. Employer
of incorporation or organization)                          Identification No.)


             500 Craig Road, Suite 201, Manalapan, New Jersey 07726
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


                                 (732) 866-0300
--------------------------------------------------------------------------------
               (Registrant's telephone number including area code)


      The undersigned Registrant hereby amends and restates its current report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2000, which excluded certain financial statements and pro forma financial information not available at the time of filing.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

a) On October 27, 2000, Stratus Services Group, Inc., a Delaware corporation ("Stratus" or the "Registrant"), purchased substantially all of the tangible and intangible assets, excluding accounts receivable, of seven offices of Tandem, a division of OutSource International, Inc. ("Outsource"), a Florida corporation, pursuant to the terms of an Asset Purchase Agreement dated October 13, 2000. The initial purchase price for the assets was $125,000, of which $50,000 was paid in cash at the closing and the remaining $75,000 was represented by a promissory note. The note is payable in twenty-four (24) equal monthly installments of principal and interest at a variable rate of prime plus two percent (2%) beginning December 1, 2000. In addition, Stratus will be required for a two (2) year period to make quarterly payments of thirty percent (30%) of the quarterly Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of the Acquired Assets (the "Earn-out"). Stratus has the option, during the first twelve (12) months, to pay Outsource $275,000 less any amounts previously paid under the Earn-out, in full satisfaction of the Earn-out. After the twelfth month Stratus has the option to pay Outsource, in full satisfaction of the Earn-out, $175,000 less any amount previously paid under the Earn-out for the periods after the twelfth month. In connection with the transaction, Outsource entered into a Non-competition and Non-Solicitation Agreement pursuant to which it agreed not to compete with the Registrant in the territories of the acquired business for a period of two years and to not solicit the employees or customers of the acquired business for a period of three years.

      The purchase price was arrived at through arms-length negotiations between the parties. The cash portion of the purchase price was funded from available cash on hand.

      The Tandem branches provide temporary industrial staffing in eight business locations in the cities of Lawrence, MA; Leominster, MA; Lowell, MA; Athol, MA; Worchester, MA; Manchester, NH; and Nashua, NH; with estimated annual revenues of $8.9 million.

      The Registrant currently intends to continue to operate the business formerly conducted by Tandem at the purchased locations with the purchased assets for the foreseeable future. The foregoing statement of the Registrant's intention is a forward looking statement within the meaning of Section 21E of the Securities Exchange Act of 1934, and is based on certain assumptions, including among others, general economic conditions, management's expectations regarding the operating results of the Registrant and the purchased locations, the capital requirements of continuing Tandem's current business and others. Should these assumptions change, or prove to be inaccurate, the Registrant's actual future conduct of Tandem's business could differ materially from the intention stated.

      The above descriptions of the asset purchase agreement and the non-competition and non-solicitation agreements do not purport to be complete and are qualified in their entirety by the full text of such documents, which are attached as exhibits to the Form 8-K filed on November 3, 2000 being amended by this Form 8-K/A.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

The financial statements of the New England Region of Outsource
International, Inc. and the notes thereto are located on pages 3 through 10 of this Form 8-K/A.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Outsource International, Inc.
Delray Beach, Florida:

We have audited the accompanying statements of net assets sold of the New England Region of Outsource International, Inc. ("New England") as of December 31, 1999 and 1998, and the statements of net revenues, cost of revenues, and direct operating expenses for each of the two years in the period ended December 31, 1999. These statements are the responsibility of Outsource International, Inc.'s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared to present the net assets of New England sold to Stratus Services Group, Inc. pursuant to the Asset Purchase Agreement described in Note 1, and the net revenues, cost of revenues, and direct operating expenses of New England, and are not intended to be a complete presentation of New England's financial position and results of operations.

In our opinion, such statements present fairly, in all material respects, the net assets sold of New England as of December 31, 1999 and 1998, and the net revenues, cost of revenues, and direct operating expenses for each of the two years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP
Certified Public Accountants

Fort Lauderdale, Florida
December 15, 2000

THE NEW ENGLAND REGION OF OUTSOURCE INTERNATIONAL, INC.

STATEMENTS OF NET ASSETS SOLD (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                OCTOBER 1,   DECEMBER 31,   DECEMBER 31,
                                                  2000         1999           1998
                                                ---------    -----------    -----------
                                               (UNAUDITED)
ASSETS

  Property and equipment, net                     $ 161        $ 161         $  193
  Goodwill and other intangible assets, net          19          165          1,810
                                                  -----        -----         ------

                                                    180          326          2,003

LIABILITIES

  Commitments and contingencies (Note 5)             -            -              -
                                                  -----        -----         ------

Total net assets sold                             $ 180        $ 326         $2,003
                                                  =====        =====         ======



See accompanying notes to statements.

THE NEW ENGLAND REGION OF OUTSOURCE INTERNATIONAL, INC.

STATEMENTS OF NET REVENUES, COST OF REVENUES, AND DIRECT
OPERATING EXPENSES (IN THOUSANDS)
--------------------------------------------------------------------------------

                                              PERIODS ENDED           YEARS ENDED DECEMBER 31,
                                           -------------------------  -----------------------
                                           OCTOBER 1,  SEPTEMBER 30,
                                              2000         1999           1999        1998
                                           ----------  -------------  ------------ ----------
                                                (UNAUDITED)
Net revenues                               $ 6,430      $ 6,243        $ 8,887    $ 11,733
Cost of revenues                             5,554        5,200          7,361       9,590
                                           -------      -------        -------    --------

Gross profit                                   876        1,043          1,526       2,143
Direct operating expenses                    1,012        1,354          1,922       2,077
                                           -------      -------        -------    --------

Gross profit in excess of (less than)
  direct operating expenses                $  (136)     $  (311)       $  (396)   $     66
                                           =======      =======        =======    ========



See accompanying notes to statements.

THE NEW ENGLAND REGION OF OUTSOURCE INTERNATIONAL, INC.


NOTES TO STATEMENTS
(INFORMATION RELATED TO THE THIRTY-NINE WEEKS ENDED
OCTOBER 1, 2000 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1999 IS UNAUDITED)
--------------------------------------------------------------------------------


1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

      NATURE OF BUSINESS - Outsource International, Inc. and Subsidiaries (the "Company") is a national provider of human resource services focusing on the flexible industrial staffing market. Industrial staffing services include recruiting, training and workforce re-deployment.

      BASIS OF PRESENTATION - The accompanying statements have been prepared for the purpose of presenting the net assets sold of the New England Region of the Company ("New England") as of October 1, 2000, December 31, 1999 and 1998 pursuant to the Asset Purchase Agreement (the "Asset Purchase Agreement") dated October 13, 2000 (the "Closing Date") between Outsource International of America, Inc., a wholly-owned subsidiary of the Company, and Stratus Services Group, Inc. (the "Buyer") and New England's net revenues, cost of revenues and direct operating expenses for the thirty-nine weeks ended October 1, 2000 ("YTD 2000") and the nine-month period ended September 30, 1999 (YTD 1999) and for each of the two years in the period ended December 31, 1999.

      Pursuant to the Asset Purchase Agreement, the Company sold to the Buyer all of the tangible and intangible assets owned or used by the Company exclusively in connection with the operation of New England in exchange for consideration totaling approximately $125,000, consisting of $50,000 in cash and $75,000 in notes receivable. The Asset Purchase Agreement also provides for an addition to the purchase price if certain profitability levels are achieved over a two-year period following the Closing Date. The Buyer has agreed to assume all liabilities arising after the Closing Date relating to New England's Contracts, as defined, and on lease agreements related to the operations of New England.

      Historically, the Company did not prepare financial statements for New England. The accompanying statements are derived from the historical accounting records of the Company, and present the net assets sold of New England, in accordance with the Asset Purchase Agreement, as of October 1, 2000 and December 31, 1999 and

1998, and the statements of net revenues, cost of revenues, and direct operating expenses for the thirty-nine weeks ended October 1, 2000 and the nine months ended September 30, 1999 and for each of the two years in the period ended December 31, 1999, and are not intended to be a complete presentation of New England's financial position and results of operations. The historical operating results may not be indicative of the results after acquisition by the Buyer.

      The statements of net revenues, cost of revenues and direct operating expenses include all revenues and expenses directly attributable to New England, which consisted of five flexible industrial staffing branch offices located in the states of Massachusetts and New Hampshire and two "vendor-on-premise" locations in the State of Massachusetts. Direct operating expenses consist primarily of amortization of goodwill, interest expense on a note payable, and selling, general and administrative expenses. The statements do not include allocations of corporate service center costs, such as interest on Company debt or corporate service center employees' salaries. The Company did not maintain New England as a separate business unit and had never allocated indirect costs to the region. Accordingly, it is not practical to isolate or allocate indirect operating costs applicable to New England.

      The interim unaudited condensed financial statements and the related information in these notes as of October 1, 2000 and for the thirty-nine weeks ended October 1, 2000 and the nine-month period ended September 30, 1999 have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all adjustments (including normal accruals) necessary for a fair presentation of the net assets sold, net revenues, costs of revenues and direct operating expenses for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

      USE OF ESTIMATES - The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION - All staffing revenues are based upon the gross payroll of New England's staffing employees plus a corresponding fee. New England's fee structure is based upon the estimated costs of employment-related taxes, health benefits, workers' compensation benefits, insurance and other services offered by New England plus a negotiated mark-up. All staffing customers are invoiced on a periodic basis ranging from weekly to monthly. The staffing revenues, and related costs of wages, salaries, employment taxes and benefits related to worksite employees, are recognized in the period in which those employees perform the staffing services.

      PROPERTY AND EQUIPMENT - Property and equipment is stated at cost and depreciated or amortized on straight-line bases over the estimated useful service lives of the respective assets, which range from five to seven years. Leasehold improvements are stated at cost and amortized over the shorter of the term of the lease or estimated useful life of the improvement.

      LONG-LIVED ASSETS - In accordance with Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, impairments, measured using fair value, are recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable and the projected future undiscounted cash flows attributed to the assets are less than their carrying values.

      GOODWILL AND OTHER INTANGIBLE ASSETS - Identifiable intangible assets include customer lists, employee lists and covenants not to compete acquired in connection with acquisitions. Such assets are recorded at fair value on the date of acquisition as determined by management with assistance by an independent valuation consultant and are being amortized over the estimated periods to be benefited, ranging from less than one year to 8 years. Goodwill relates to the excess of cost over the fair value of net assets of the businesses acquired. Amortization is calculated on a straight-line basis over a weighted average period of 25 years.

      Management assesses on an ongoing basis if there has been an impairment in the carrying value of its intangible assets. If the undiscounted future cash flows over the remaining amortization period of the respective intangible asset indicate that the value assigned to the intangible asset may not be recoverable, the carrying value of the respective intangible asset will be reduced. The amount of any such impairment would be determined by comparing anticipated discounted future cash flows from acquired businesses, which is the basis for estimating fair value, with the carrying value of the related assets. In performing this analysis, management considers such factors as current results, trends and future prospects, in addition to other relevant factors.

      WORKERS' COMPENSATION - Effective January 1, 1997 through October 1, 2000, the Company's workers' compensation insurance coverage provided for a $250,000 deductible per accident or industrial illness with an aggregate maximum dollar limit. The Company employs an independent third-party administrator to assist it in establishing an appropriate accrual for the uninsured portion of workers' compensation claims arising in those years, including claims incurred but not reported, based on prior experience and other relevant data. The Company's policy is to accrue workers' compensation expense equal to the fully developed cost of claims incurred up to those maximum dollar limits, using internally generated rates that reflect the specific risk profile of each geographic region in order to allocate the maximum dollar limit between regions.

      Workers' compensation expense is included in the accompanying statements of net revenues, costs of revenues and direct operating expenses, and amount to $390,000, $326,000, $443,000, and $551,000 for YTD 2000 and YTD 1999 and for the
years ended December 31, 1999 and 1998, respectively.



2.    PROPERTY AND EQUIPMENT

      Property and equipment consists of the following:

                                    OCTOBER 1,  DECEMBER 31,   DECEMBER 31,
                                      2000         1999           1998
                                    ---------   -----------    -----------
                                   (UNAUDITED)
Computer equipment                   $ 123        $ 123          $ 123
Computer software                        7            7              0
Leasehold improvements                 160          160            150
Vehicles                                17           17             17
Furniture and fixtures                  76           76             75
                                     -----        -----          -----

Property and equipment                 383          383            365
Less accumulated depreciation          222          222            172
                                     -----        -----          -----

Property and equipment, net          $ 161        $ 161          $ 193
                                     =====        =====          =====

      Property and equipment of New England has been pledged as collateral under the Company's borrowing facilities as of October 1, 2000 and December 31, 1999 and 1998.

      Depreciation and amortization expense for property and equipment for YTD 2000 and YTD 1999 and for the years ended December 31, 1999 and 1998 was $0, $40,000, $50,000 and $83,000, respectively (see Note 3).

3.    RESTRUCTURING, SALE OF OPERATIONS AND ASSETS HELD FOR DISPOSITION

      On August 6, 1999, the Company announced its intention to improve its short-term liquidity, concentrate its operations within the flexible staffing segment and improve its operating performance within that segment through the sale, franchise, closure or consolidation of 47 of the 117 flexible staffing branch offices existing as of June 30, 1999 (the "Restructuring"). The Company removed one such office from the assets held for disposition classification in September 2000 and subsequently two additional offices were abandoned in October 2000. Of the 48 branch offices classified as assets held for disposition, 26 had been sold, franchised, closed, or consolidated as of December 31, 1999. The remaining 22 offices were sold, franchised, closed, or consolidated prior to October 31,

2000. These offices, which included New England, were not expected to be adequately profitable in the near future or were inconsistent with the Company's operating strategy of clustering offices within specific geographic regions.

      In conjunction with a branch office being classified as held for disposition, the Company classified the related tangible and intangible assets, excluding cash, accounts receivable and deferred income taxes, as assets held for disposition, and discontinued the related depreciation and amortization for these assets. The estimated fair value of these assets held for disposition was based, in some cases, on management's judgment.

      The Company's assets held for disposition as of October 1, 2000 and December 31, 1999, and included in the Asset Purchase Agreement, were stated at the lower of original cost (net of accumulated depreciation or amortization) or fair value (net of selling and disposition costs) and presented in thousands, as follows:

                                             ORIGINAL COST, NET
                             --------------------------------------------------      LOWER OF
                               PROPERTY AND     GOODWILL AND OTHER                   COST OR
ASSETS HELD FOR DISPOSITION     EQUIPMENT       INTANGIBLE ASSETS       TOTAL      FAIR VALUE
                             ---------------- ---------------------- ----------  --------------
October 1, 2000 (Unaudited)      $ 161               $ 1,000          $ 1,161         $ 180
December 31, 1999                  161                 1,000            1,161           326


4.    GOODWILL AND OTHER INTANGIBLE ASSETS

      Goodwill and other intangible assets consist of the following amounts, which are presented in thousands, and, with respect to the October 1, 2000 and December 31, 1999 balances, are after the effect of the impairment reduction discussed earlier:

                                                                                              WEIGHTED
                                                                                              AVERAGE
                                          OCTOBER 1,     DECEMBER 31,     DECEMBER 31,      AMORTIZATION
                                            2000            1999             1998             PERIODS
                                          ----------     ------------     ------------      ------------
                                                 (UNAUDITED)
Goodwill                                   $ 266          $  412           $1,819            22.4 years
Customer lists                               168             168              401             1.6 years
Covenants not to compete                      39              39               64             1.8 years
Employee lists                                10              10               19
                                           -----          ------           ------

Goodwill and other intangible assets         483             629            2,303            15.2 years
Less accumulated amortization                464             464              493
                                           -----          ------           ------

Goodwill and other intangible
  assets, net                              $  19          $  165           $1,810            15.2 years
                                           =====          ======           ======


      The costs of each acquisition were allocated to the assets acquired and liabilities assumed based on their fair values at the date of acquisition as determined by management with the assistance of an independent valuation consultant.

5.    COMMITMENTS AND CONTINGENCIES

      LEASE COMMITMENTS - New England conducts its operations in various leased facilities under leases that are classified as operating leases for financial reporting purposes. The leases provide for the Company to pay real estate taxes, common area maintenance and certain other expenses. Lease terms, excluding renewal option periods exercisable by the Company at escalated rents, expire between 2000 and 2003. Also, certain equipment used in New England's operations is leased under operating leases.

      The following is a summary of fixed minimum lease commitments required under all noncancellable operating leases for the years ended after December 31, 1999:

      YEAR ENDING                                               (IN THOUSANDS)
      2000                                                           $ 177
      2001                                                              91
      2002                                                              53
      2003                                                               2
      2004                                                              -
      Thereafter                                                        -
                                                                     -----
      Total                                                          $ 323
                                                                     =====


      Rent expense, including equipment rental, was $152,000 and $113,000 for YTD 2000 and YTD 1999, respectively, and $157,000 and $157,000 for the years ended December 31, 1999 and 1998, respectively.

      UNEMPLOYMENT TAXES - Federal and state unemployment taxes represent a significant component of New England's cost of revenues. State unemployment taxes are determined as a percentage of covered wages. Such percentages are determined in accordance with the laws of each state and usually take into account the unemployment history of New England's employees in that state. The Company has realized reductions in its state unemployment tax expense as a result of changes in its organizational structure from time to time. Although the Company believes that these expense reductions were achieved in compliance with applicable laws, taxing authorities of a particular state have recently indicated that they may challenge these reductions. The Company is unable, at this time, to reasonably estimate the effect of such a challenge by this state or by other states.

6.    SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

      For YTD 2000 and YTD 1999, and for the years ended December 31, 1999 and 1998, approximately 28%, 26%, 27% and 22%, respectively, of New England's revenues were from the provision of services to five customers.

7.    EMPLOYEE BENEFIT PLANS

      Certain Company subsidiaries had a 401(k) single-employer retirement plan and two 413(c) multi-employer retirement plans, administered by the Company, covering all employees of the Company and its subsidiaries, except for (a) employees under the age of 21 for all plans, (b) employees with less than one year of service for all plans, (c) certain temporary employees for the 413(c) plans and, (d) all highly compensated employees as defined by the Internal Revenue Code for the 401(k) plan and certain highly compensated employees for the 413(c) plans.

      One of the 413(c) plans was established for use by not-for-profit employers only, effective January 1, 1996.

      During 1997, the 401(k) and one of the 413(c) plans were made inactive by certain of the Company's subsidiaries and the Company intends to terminate those plans. All participating employees were enrolled in the currently active 413(c) plan for future contributions and all previously contributed net assets remained in the inactive plans for eventual distribution to the employees upon retirement or other qualifying event.

      Eligible employees who participate elect to contribute to the plan an amount up to 15% of their salary. Each year, the Company's Board of Directors determines a matching percentage to contribute to each participant's account; if a determination is not made, the matching percentage is 50% of the participant's contributions, limited to the first 6% of each participant's salary contributed by the participants. The matching contribution by the Company for its New England region employees was $3,300, $2,000, $2,400 and $7,800 which is recorded in the accompanying statements of net revenues, cost of revenues, and direct operating expenses for YTD 2000 and YTD 1999, and for the years ended December 31, 1999 and 1998, respectively. Effective April 8, 2000, the active 413(c) plan was assumed by a third party in connection with the sale of the Company's professional employer organization business.

8.    STOCK-BASED COMPENSATION

      Certain of New England's core employees have been granted incentive stock options, allowing them to purchase a specified number of shares of the Company's common stock at a price not less than the fair market value on the date of the grant and for a term not to exceed 10 years.

      The Company has elected to follow APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") in accounting for stock options. Under APB 25, because the exercise price of the employee stock options equals the fair value of the underlying stock on the grant date, no compensation expense is recognized.

      SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, requires presentation of pro forma net income as if the Company had accounted for its employee stock options under the fair value method. Although the Company has provided this information in its consolidated financial statements, it is not considered practicable to segregate the portion of this disclosure related to New England.

(b)   PRO FORMA FINANCIAL INFORMATION.

      Effective June 26, 2000, Stratus Services Group, Inc. (the "Company") purchased substantially all of the tangible and intangible assets, excluding accounts receivable of the Mid-Atlantic Region of Outsource International, Inc. ("Outsource") comprising eight offices of Tandem, a division of Outsource. The Tandem offices provide temporary industrial staffing in locations in New Jersey and Pennsylvania. The Tandem offices had 1999 revenues of approximately $24.7 million. The total consideration paid for the Mid-Atlantic Region Tandem offices was $1.3 million, consisting of $800,000 in cash and $500,000 in notes.

      Effective October 27, 2000 the Company purchased substantially all of the tangible and intangible assets, excluding accounts receivable of the New England region of Outsource comprising seven offices of Tandem. These offices provide temporary industrial staffing in locations in Massachusetts and New Hampshire and had 1999 revenues of approximately $8.9 million. The initial purchase price was $125,000, consisting of $50,000 in cash and $75,000 in notes. In addition, there is an earn-out provision (the "Earn-out") whereby the Company is required to make quarterly payments of thirty percent (30%) of the quarterly earnings before interest, taxes, depreciation and amortization of the acquired business for the first two years subsequent to the acquisition. The Company has the option, during the first twelve months, to pay Outsource $275,0000, less any amount previously paid under the Earn-out, in full satisfaction of the Earn-out. After the twelfth month, the Company has the option to pay Outsource, in full satisfaction of the Earn-out, $175,000 less any amounts previously paid under the Earn-out for the periods after the twelfth month.

                          STRATUS SERVICES GROUP, INC.
                   Unaudited Pro Forma Condensed Balance Sheet
                            As of September 30, 2000

                                               Pro Forma
                               Stratus        Adjustments         Pro Forma
                             ------------    ------------       ------------
Current Assets:

Cash                         $  1,030,722    $   (476,000)(a)   $    554,722

Other current assets            4,414,233        (148,000)(b)      4,266,233
                             ------------    ------------       ------------

                                5,444,955        (624,000)         4,820,955

Goodwill                        3,716,538         699,000(c)       4,415,538

Other assets                    1,156,788              --          1,156,788
                             ------------    ------------       ------------

                             $ 10,318,281    $     75,000       $ 10,393,281
                             ============    ============       ============

Current liabilities          $  3,359,136    $     75,000(d)    $  3,434,136

Other liabilities                 159,700              --            159,700
                             ------------    ------------       ------------

                                3,518,836          75,000          3,593,836

Stockholders' equity            6,799,445                          6,799,445
                             ------------    ------------       ------------

                             $ 10,318,281    $     75,000       $ 10,393,281
                             ============    ============       ============





       See accompanying notes to unaudited condensed financial statements.

                          STRATUS SERVICES GROUP, INC.
              Unaudited Pro Forma Condensed Statement of Operations
                      For the Year Ended September 30, 2000


                                                                                       For the Nine
                                                    For the Year Ended                 Months Ended
                                                    September 30, 2000                 June 30, 2000
                                                Stratus              Tandem-               Tandem-             Pro Forma
                                                                New England Region   Mid-Atlantic Region      Adjustments
                                           ----------------     ------------------   -------------------    ---------------
Revenues                                     $ 41,676,587         $  9,074,000          $ 17,888,000          $     --

Cost of revenue                                31,182,678            7,715,000            14,720,000                --
                                           ----------------     ------------------   -------------------    ---------------

Gross profit                                   10,493,909            1,359,000             3,168,000                --


Operating expenses                              8,914,917            1,580,000             2,057,000             123,000(a)
                                           ----------------     ------------------   -------------------    ---------------

Earnings (loss) from operations                 1,578,992             (221,000)            1,111,000            (123,000)

Other income (expenses):

   Finance charges                               (618,134)                --                    --              (297,000)(b)

   Interest expense                              (300,892)                --                    --               (25,000)(c)

   Other income                                    45,944                 --                    --                  --
                                           ----------------     ------------------   -------------------    ---------------
                                                 (873,082)                --                    --              (322,000)
Earnings (loss) before benefit from income
taxes                                             705,910             (221,000)            1,111,000            (445,000)


Income tax benefit                                340,000                 --                    --               200,000(d)
                                           ----------------     ------------------   -------------------    ---------------

Net earnings (loss)                          $  1,045,910         $   (221,000)            1,111,000          $ (245,000)
                                           ================     ==================   ===================    ===============

Earnings per common share

     Basic                                   $        .21
     Diluted                                 $        .20

Weighted average shares outstanding

     Basic                                      4,931,914
     Diluted                                    5,223,508



                                                  Pro Forma
                                              ----------------
Revenues                                        $ 68,638,587

Cost of revenue                                   53,617,678
                                              ----------------

Gross profit                                      15,020,909


Operating expenses                                12,674,917
                                              ----------------

Earnings (loss) from operations                    2,345,992

Other income (expenses):

   Finance charges                                  (915,134)

   Interest expense                                 (325,892)

   Other income                                       45,944
                                              ----------------
                                                  (1,195,082)
Earnings (loss) before benefit from income
taxes                                              1,150,910


Income tax benefit                                   540,000
                                              ----------------

Net earnings (loss)                             $  1,690,910
                                              ================

Earnings per common share

     Basic                                      $        .34
     Diluted                                             .32

Weighted average shares outstanding

     Basic                                         4,931,914
     Diluted                                       5,223,508


       See accompanying notes to unaudited condensed financial statements.

                          STRATUS SERVICES GROUP, INC.
           Notes to Unaudited Pro Forma Condensed Financial Statements

(1)   Basis of Presentation

      The accompanying pro forma condensed balance sheet and statement of operations are presented to give effect to the acquisitions of substantially all of the tangible and intangible assets, excluding accounts receivable, of the Tandem-Mid-Atlantic Region of Outsource International, Inc. ("Outsource") and the Tandem-New England Region of Outsource which occurred in June and October 2000, respectively. The pro forma condensed balance sheet assumes that the acquisition of the Tandem-New England Region occurred as of September 30, 2000. The pro forma condensed statement of operations assumes that both acquisitions occurred October 1, 1999. Such information does not purport to be indicative of the results which would have actually been obtained if the acquisitions had been effected on the dates indicated nor is it indicative of actual or future operating results or financial position.

(2)   Pro Forma Adjustments - Condensed Balance Sheet

      (a) The cash portion paid for the Tandem-New England Region, including acquisition costs of $426,000.

      (b) Costs incurred as at September 30, 2000 in connection with the acquisition of the Tandem-New England Region.

      (c) Adjustment to record the goodwill in connection with the acquisition of the Tandem-New England Region.

      (d) Adjustment to record the $75,000 acquisition note incurred in connection with the acquisition of the Tandem-New England Region.

 (3)  Pro Forma Adjustments - Condensed Statement of Operations

      (a) Adjustment to reflect the amortization expense relating to the goodwill recorded in conjunction with the acquisition, not already reflected in the Company's historical condensed statement of operations.

      (b) Adjustment to reflect the increase in finance charges relating to the accounts receivable of the acquisitions, which would have been financed under the Company's agreement with a factor.

      (c)   Records the interest on acquisition notes.

      (d) Adjustment to reflect the additional utilization of a portion of net operating loss carryforwards.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    STRATUS SERVICES GROUP, INC.

                                    By: /s/ JOSEPH J. RAYMOND
                                        ---------------------
                                        Joseph J. Raymond
                                        President & CEO